EXHIBIT 10.33

THIRD AMENDATORY AGREEMENT TO CREDIT AGREEMENT, JOINDER
AND ASSIGNMENT AGREEMENT

     THIS THIRD AMENDATORY AGREEMENT TO CREDIT AGREEMENT, JOINDER AND ASSIGNMENT AGREEMENT (this “Amendment”) made as of the 17th day of October, 2002 by and among IMPATH INC. (“Parent”), IMPATH PREDICTIVE ONCOLOGY, INC., IMPATH-BIS INC., MEDICAL REGISTRY SERVICES, INC., IMPATH-BCP, INC., and IMPATH-PCRL INC., IMPATH-HDC, INC., IMPATH INFORMATION SERVICES, INC., and TAMTRON CORPORATION (each of the foregoing is referred to herein individually as a “Current Borrower” and collectively as the “Current Borrowers”), IMPATH-CSL INC. (“CSL”) (the Current Borrowers and CSL are referred to herein individually as a “Borrower” and collectively as the “Borrowers”), FLEET NATIONAL BANK (“Fleet”), THE BANK OF NEW YORK (“BNY”), KEY CORPORATE CAPITAL INC. (“Key;” Fleet, BNY and Key are referred to herein individually as a “Current Lender” and collectively as the “Current Lenders”), BANK LEUMI USA (the “New Lender”) (the Current Lenders and the New Lender, together with each of their successors and assigns, are referred to herein individually as a “Lender” and collectively, as the “Lenders”), and FLEET NATIONAL BANK, a national banking association with an office at 1185 Avenue of the Americas, New York, New York 10036, acting in the manner and to the extent described in Article IX of the Credit Agreement (in such capacity, the “Agent”).

RECITALS:

     A. The Current Borrowers, the Agent and the Current Lenders entered into a certain Credit Agreement dated as of June 4, 2001, as amended by a First Amendatory Agreement to Credit Agreement dated as of September 30, 2001 (the “First Amendatory Agreement”) and a Second Amendatory Agreement to Credit Agreement dated as of January 16, 2002 (the “Second Amendatory Agreement”) (as so amended, the “Credit Agreement”); and

     B. CSL is a Subsidiary of Parent and pursuant to Section 2.15 of the Credit Agreement, CSL is required to become a “Borrower” under the Loan Documents and as of the date hereof CSL has not been formally joined as a Borrower under the Loan Documents.

     C. In recognition of the benefits and privileges under the Loan Documents, CSL has requested that it be permitted to join in the Loan Documents as if an original signatory thereto and in light of Section 2.15 of the Credit Agreement and the fact that CSL desires to become a party to the Loan Documents, the Current Borrowers, CSL, the Agent and the Lenders have agreed to add CSL as a “Borrower” under the Loan Documents, subject to the terms and conditions herein.

     D. The New Lender wishes to become a party to, and make Loans and otherwise extend credit to the Borrowers under, the Credit Agreement as a Lender and the Borrower and the Current Lenders have consented to such New Lender becoming a Lender.

     E. The Borrowers, the Current Lenders, and the Agent wish to amend the Credit Agreement to permit an increase to the Revolving Facility Amount, to add CSL as a Borrower party to the Credit Agreement, to add the New Lender as a Lender party to the Credit Agreement, to permit the Current Lenders to assign their respective interests to the Lenders and to otherwise amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

     Section 1. Definitions. Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Credit Agreement.

     Section 2. Amendments to Credit Agreement.

     (a) A new definition for “Amendment No. 3” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Amendment No. 3”means that certain Third Amendatory Agreement to Credit Agreement, Joinder and Assignment Agreement dated as of October 17, 2002 among the Borrowers, the Lenders and the Agent.

(b) The definition of “Lending Office” contained in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Lending Office” means, with respect to any Lender, for each type of Loan, the office of such Lender (or of an affiliate of such Lender) designated in Section 10.02 hereof or such other office of such Lender (or of an affiliate of such Lender) as that Lender may from time to time specify to the Borrowers and Agent as the office at which its Loans of such type are to be made and maintained.

(c) The definition of “Letter of Credit Obligations” contained in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Letter of Credit Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all payments made by the Issuing Lender pursuant to a Letter of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time.

(d) A new definition for “Obligations” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows: 2

“Obligations” means any and all sums owing under the Loan Documents, whether direct or contingent, joint, several or independent, of the Borrowers now or hereafter existing, due or to become due, or held or to be held, whether created directly or acquired by assignment or otherwise.

(e) The definition of “Revolving Facility Amount” contained in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Revolving Facility Amount” means the aggregate revolving credit line extended by the Lenders to the Borrowers for Revolving Facility Loans pursuant to and in accordance with the terms of this Agreement, in an amount up to $40,000,000.00. In the event that the Issuing Lender issues Letters of Credit on behalf of any Borrower, any Subsidiary or any Guarantor, the Revolving Facility Amount shall be reduced by the Letter of Credit Obligations.

(f) A new definition for “Revolving Facility Commitment Percentage” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Revolving Facility Commitment Percentage” means, with respect to any applicable Lender, the percentage with respect to the Revolving Facility indicated on Schedule 1 hereto, as such Schedule 1 may be amended from time to time. If the Commitments with respect to the Revolving Facility Loans have terminated or expired, the Revolving Facility Commitment Percentage shall be determined based upon the percentage with respect to the Revolving Facility indicated on Schedule 1 most recently in effect, giving effect to any assignments.

(g) Section 2.01(a)(i) of the Credit Agreement is amended to read in its entirety as follows:

(i) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make loans hereunder (the “Revolving Facility Loans”) to the Borrowers from time to time during the period from the date of this Agreement up to but not including the Revolving Facility Commitment Termination Date; provided, that, no Revolving Facility Loan shall be made if immediately after giving effect thereto (A) the sum of such Lender’s Revolving Facility Loans and such Lender’s Revolving Facility Commitment Percentage of the Letter of Credit Obligations would exceed such Lender’s Commitment for Revolving Facility Loans, or (B) the aggregate amount of outstanding Revolving Facility Loans would exceed the Borrowing Base.

(h) Section 2.01(c)(i) of the Credit Agreement is amended to read in its entirety as follows:

(i) Letter of Credit Commitment. Subject to the terms and conditions hereof, Fleet National Bank, in its capacity as issuer of any Letter of Credit (the “Issuing Lender”) in reliance on the agreements of the other Lenders set forth in subsection 2.01(c)(iv), agrees to issue letters of credit (the “Letters of Credit”) for the account of a Borrower on any Business Day in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, in the case of any standby letter of credit the proposed beneficiary thereof is not acceptable to the Issuing Lender or, after giving effect to such issuance, (A) the Letter of Credit Obligations would exceed the Letter of Credit Commitment, or (B) the aggregate amount of outstanding Revolving Facility Loans would exceed the Borrowing Base.

     (i) Section 2.01(c)(iii)A. of the Credit Agreement is amended by replacing the phrase “Revolving Credit Commitment Percentages” with the phrase “Revolving Facility Commitment Percentages”.

     (j) Section 2.01(c)(iv)A. of the Credit Agreement is amended by replacing the phrase “Revolving Facility Commitment percentage” with the phrase “Revolving Facility Commitment Percentage”.

     (k) Section 2.15 of the Credit Agreement is amended to read in its entirety as follows.

Section 2.15 Guaranties. Within thirty (30) Business Days after its organization or acquisition, as the case may be, payment and performance of the Obligations will be unconditionally guaranteed by each material Subsidiary, present and future, of each Borrower by execution of a Guaranty. Further, within thirty (30) Business Days after its organization or acquisition, as the case may be, each material Subsidiary shall (a) become a Borrower under the Agreement, and shall be bound by this Agreement as fully as if it were an original signatory thereto, and (b) provide Agent with such documentation as may be required to effectuate the foregoing.

(l) Section 3.02 of the Credit Agreement is amended to read in its entirety as follows:

Section 3.02 Conditions Precedent to All Extensions of Credit. The obligation of each Lender to make each Loan and the obligation of the Issuing Lender to issue a Letter of Credit (for purposes of this Section 3.02, each an “Extension of Credit”) shall be subject to the satisfaction of the additional conditions precedent that, on the date of such Extension of Credit:

(a) The following statements shall be true and Agent shall have received a certificate signed by a duly authorized officer of each Borrower, dated the date of such Extension of Credit, stating that:

(i) The representations and warranties contained in Article IV of this Agreement are true and correct on and as of the date of such Extension of Credit as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date; and

(ii) No event has occurred and is continuing, or would result from such Extension of Credit, which would constitute a Default or Event of Default;

(b) The Borrowers shall have paid all fees and expenses owed by the Borrowers to Agent and Lenders in connection with such Extension of Credit;

(c) Agent shall have received a Borrowing Base Certificate if the Extension of Credit is a Revolving Facility Loan or Letter of Credit, duly executed by each Borrower and in form and substance satisfactory to Agent;

(d) [Reserved]

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(e) Agent shall have received such other approvals, opinions or documents as it may reasonably request.

(m) Section 10.02 of the Credit Agreement is amended to read in its entirety as follows:

Section 10.02 Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which any Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to any Borrower, at its address at 521 West 57th Street, New York, New York 10019, Attention: Vice President, Finance, facsimile number 212-698-0375; if to Fleet National Bank, at its address at 1185 Avenue of the Americas, New York, New York 10036, Attention: James Wohn, facsimile number 212-819-4115; if to The Bank of New York, at its address at 1290 Avenue of the Americas, 3rd Floor, New York, New York 10104, Attention: Gina Beyer, facsimile number 212-408-4858; if to Key Corporate Capital Inc., at its address at 127 Public Square, Cleveland, Ohio 44114, Attention: John M. Langenderfer, facsimile number 216-689-5970; if to Bank Leumi USA, at its address at 562 Fifth Avenue, 11th Floor, New York, New York, 10036, Attention: Steve Farron, facsimile number 212-626-1329; and if to Agent, at its address at 1185 Avenue of the Americas, New York, New York 10036, Attention: James Wohn, Vice President, facsimile number 212-819-4115, or, as to each party, at such other address as shall be designated by such party in a written notice to all other parties complying as to delivery with the terms of this Section 10.02. Except as is otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent certified mail, return receipt received, or when confirmed as received if sent by facsimile, respectively, addressed as aforesaid, except that notices to Agent pursuant to the provisions of Article II shall not be effective until received by Agent.

(n) A new Section 10.13 shall be added to the Credit Agreement immediately after Section 10.12 and shall read in its entirety as follows:

Section 10.13 Joint and Several Obligations; Notices Binding.

(a) All of the obligations and liabilities of the Borrowers under or in any way connected with this Agreement and the other Loan Documents, including without limitation the Obligations, shall be joint and several and each Borrower shall be jointly and severally liable for all such obligations, liabilities and Obligations. Each Borrower shall be liable for all amounts due the Agent, the Issuing Lender and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans or other extensions of credit received or the manner in which the Agent, the Issuing Lender and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower’s Obligations with respect to Loans and other extensions of credit made to it, and each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans and other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

(b) Each Borrower agrees that neither the Agent nor the Issuing Lender nor any Lender shall have any responsibility to inquire into the apportionment, allocation or disposition of any Loan or Letter of Credit as among the Borrowers.

(c) For the purpose of implementing the joint borrower provisions of this Agreement and each of the other Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of this Agreement and each of the other Loan Documents, including the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Loans and/or Letters of Credit, the execution and delivery of certificates and the receipt and allocation of disbursements from the Issuing Lender and/or the Lenders. Each Borrower hereby accepts such appointment. The Agent, the Issuing Lender and each Lender may regard any notice or other communication pursuant to any Loan Document from any Borrower as a notice or communication from all Borrowers and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to any one Borrower on behalf of such Borrower or Borrowers. Each Borrower agrees that (i) each notice, communication, election, representation and warranty, covenant, agreement and undertaking made on its behalf by any other Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower and (ii) any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder that is given to any other Borrower shall be deemed for all purposes to have been given to such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been given directly to such Borrower.

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(d) Each Borrower assumes all responsibility for being and keeping itself informed of each other Borrower’s and any guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Borrower or any guarantor assumes and incurs under any Loan Document, and agrees that neither the Agent, the Issuing Lender nor any Lender shall have any duty to advise such Borrower, any other Borrower or any guarantor of information known to the Agent, the Issuing Lender or any Lender regarding such circumstances or risks.

(e) Each Borrower hereby waives, with respect to itself and its obligations hereunder, any right (except as shall be required by applicable statute and cannot be waived) to require the Agent, the Issuing Lender or any Lender to (i) proceed against any other Borrower, any guarantor or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any guarantor or any other Person or (iii) pursue any other remedy in the Agent’s, the Issuing Lender’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of, any Borrower, any guarantor or any other Person other than payment in full of the Obligations, including any defense based on or arising out of the disability of any other Borrower, any guarantor or any other Person, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, any guarantor or any other Person other than payment in full of the Obligations. Subject to the terms of this Agreement, the Agent, the Issuing Lender or any Lender may, at its election, foreclose on any security held by the Agent, the Issuing Lender or any Lender by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent, the Issuing Lender or any Lender may have against any Borrower, any guarantor or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full. With respect to each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent, the Issuing Lender and/or any Lender now has or may hereafter have against the Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent, the Issuing Lender and/or any Lender to secure payment of the Obligations or any other liability of the Borrower to the Agent, the Issuing Lender and/or any Lender. Each Borrower waives all rights and defenses as to the Agent, the Issuing Lender or any Lender arising out of any such election of remedies by the Agent, the Issuing Lender or any Lender.

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(f) Each Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, amendment, modification, consent, extension, forbearance or granting of any indulgence by the Agent, the Issuing Lender and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent, the Issuing Lender and/or any Lender, (iv) the failure by the Agent, the Issuing Lender and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Agent’s, the Issuing Lender’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent’s, the Issuing Lender’s and/or any Lender’s claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any Borrower.

(g) Upon the occurrence of any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall not be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

     (o) Schedule 1 of the Credit Agreement is hereby amended and restated in its entirety by the Schedule 1 attached hereto.

     Section 3. Joinder of CSL.

     (a) Upon the effectiveness of this Amendment, CSL joins in, assumes the obligations of a Borrower under, adopts the terms of and becomes a Borrower under the Credit Agreement. All references to Borrower or Borrowers contained in the Loan Documents are hereafter deemed, for all purposes, to refer to and include CSL as a Borrower and CSL hereby agrees to comply, from and after the Effective Date (as hereinafter defined), with all of the terms and conditions of the Loan Documents as if it were an original signatory thereto and to perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Borrower.

     (b) Without limiting the generality of the provisions of subparagraph (a) above, CSL is liable, on a joint and several basis, along with all other Borrowers for all Obligations incurred at any time by any one or more Borrowers under the Loan Documents, as amended hereby or as may be hereafter amended, modified or supplemented.

     (c) CSL represents and warrants that it is legally authorized to enter into this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith.

     Section 4. Addition of New Lender; Reallocation of Commitments; Assignments.

     (a) The New Lender agrees to be bound as a Lender by the terms and conditions of the Credit Agreement and the other Loan Documents and to make Loans to the Borrowers and be a Letter of Credit Participant in accordance with the terms of the Credit Agreement. Upon the Effective Date (as hereinafter defined), the New Lender shall be deemed for all purposes a Lender under the Credit Agreement and the other Loan Documents and shall be entitled to all of the rights and benefits, and shall have all the obligations, of a Lender thereunder.

     (b) The total amount of the New Lender’s Commitment pursuant to the Credit Agreement shall be the amount set forth opposite such Lender’s name on Schedule 1 to this Amendment.

     (c) All Revolving Facility Loans of the New Lender to the Borrower shall be evidenced by a Revolving Facility Note of the Borrower substantially in the form of Exhibit D to the Credit Agreement and all Term Loans of the New Lender to the Borrower shall be evidenced by a Term Loan Note of the Borrower substantially in the form of Exhibit E to the Credit Agreement.

     (d) Upon the Effective Date, the Commitment of each Lender, the Revolving Facility Amount and the Term Loan Amount shall be automatically adjusted to include the increase to the Revolving Facility Amount and the New Lender’s Commitment.

     (e) Each Lender hereby assigns or assumes from each other Lender such rights, and hereby assigns or delegates to such other Lender such obligations, in each case without recourse, representation or warranty except as expressly provided in this Amendment, as shall cause the outstanding principal balance of its Loans to be in an amount equal to its Percentage (as indicated on Schedule 1 attached to this Amendment) of the aggregate amount of all such outstanding Loans. Each Lender shall make such payments to, and as directed by, the Agent and the Agent shall make such payments to the Lenders, in order to cause the outstanding principal balance of each Lender’s Loans to be in an amount equal to its Percentage (as indicated on Schedule 1 attached to this Amendment) of the aggregate amount of all such outstanding Loans. The Borrowers hereby agree that (i) any amount that a Lender so pays to another Lender pursuant to this Amendment shall be entitled to all rights of a Lender under the Credit Agreement, (ii) such payments to Lenders shall constitute Loans held by each such payor Lender under the Credit Agreement and each such payor Lender may, to the fullest extent permitted by law, exercise all of its right of payment (including the right of set-off) with respect to such amounts as fully as if such payor Lender had initially advanced to the Borrowers the amount of such payments and (iii) each Lender receiving payment of its Loans pursuant to this Section may treat the assignment of LIBOR Rate Loans as a prepayment of such LIBOR Rate Loans for purposes of Section 2.14 of the Credit Agreement. The assignments and assumptions referred to in this subparagraph shall be consummated contemporaneously with the Effective Date.

     (f) Each Lender hereby assigns or assumes from each other Lender such rights, and hereby assigns or delegates to such other Lender such obligations, in each case without recourse, representation or warranty except as expressly provided in this Amendment, as shall cause its outstanding participations in Letters of Credit pursuant to Section 2.01(c)(iv) of the Credit Agreement to be in an amount equal to its Revolving Facility Percentage (as indicated on Schedule 1 attached to this Amendment) of the aggregate amount of all such outstanding Letters of Credit. Such assignments and assumptions shall be effective upon the Effective Date automatically without any further action whatsoever.

     Section 5. Further Agreements of the New Lender. The New Lender hereby confirms to and agrees with the Borrowers, the Agent and the Current Lenders as follows:

     (a) The Agent and/or the Current Lenders have made no representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant to the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of the Credit Agreement, the other Loan Documents, any Collateral, or any other instrument or document furnished pursuant to the Credit Agreement.

     (b) The Agent and/or the Current Lenders have made no representation or warranty and shall have no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of their obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of their obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

     (c) The New Lender confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith.

     (d) The New Lender will, independently and without reliance upon the other Lenders or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     (e) The New Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     (f) The New Lender agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

     (g) The New Lender represents and warrants that it is legally authorized to enter into this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith.

     Section 6. Conforming Amendments. The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     Section 7. Acknowledgments, Confirmations and Consent. Each Borrower acknowledges and confirms that the Liens granted pursuant to the Security Agreement to which it is a party secure the indebtedness, liabilities and obligations of such Borrower to the Lenders and the Agent under the Credit Agreement as amended by this Amendment, the Notes and the other Loan Documents, whether or not so stated in each of such Security Agreements.

     Section 8. Guarantees Remain Effective. By their execution of this Amendment in the space provided below, each Borrower hereby reaffirms its continuing liability under its respective guarantee in respect of the Credit Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist on the date hereof being hereby irrevocably waived by each Borrower).

     Section 9. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Agent as follows:

     (a) After giving effect to this Amendment (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct in all respects as if made on the date of this Amendment, except for changes in the ordinary course of business which, either singly or in the aggregate, are not materially adverse to the business or financial condition of any Borrower and except to the extent that any of the representations and warranties set forth in the Credit Agreement expressly relate to a specific earlier date, as to which Borrowers jointly and severally hereby confirm, reaffirm and restate such representations and warranties as of such earlier date, and (ii) no Default or Event of Default exists.

     (b) Each Borrower has the power to execute, deliver and perform, and has taken all necessary corporate action to authorize the execution, delivery and performance of, this Amendment and the other agreements, instruments and documents to be executed by it in connection with this Amendment. No consent or approval of any Person, no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of, or filing with, any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by any Borrower, or the validity, enforcement or priority, of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment.

     (c) The execution, delivery and performance by the Borrowers of this Amendment and each of the agreements, instruments and documents executed in connection with this Amendment to which a Borrower is a party will not (i) violate any provision of law, (ii) conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of any Borrower, (iii) create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which any Borrower is a party or by which any Borrower is bound or any Borrower’s respective properties or assets is affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Borrower, except for the Liens created and granted pursuant to the Security Agreements.

     (d) This Amendment and each of the other agreements, instruments and documents executed in connection with this Amendment to which the Borrowers are a party has been duly executed and delivered by each Borrower and constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     (e) The only material Subsidiaries of the Borrowers are those Persons who are indicated as “Borrowers” on the signature page to this Amendment.

     Section 10. Fees. The Borrowers shall pay all the fees required to be paid pursuant to the Credit Agreement and in addition thereto the Borrowers shall pay to the Agent:

     (a) For the account of each Current Lender, an upfront fee of the sum of .30% of each Current Lender’s increase in its Commitment and .05% of such Current Lender’s existing Commitment;

     (b) For the account of the New Lender, an upfront fee of the sum of .30% of the New Lender’s total Commitment; and

     (c) Any and all fees provided for in any separate agreement for compensation, payment, or reimbursement between the Agent and the Borrowers.

     All of the foregoing fees (collectively the “Amendment Fees”) shall be deemed to be earned and payable upon the Effective Date.

     Section 11. Miscellaneous.

     (a) Except as specifically amended by this Amendment, the Credit Agreement and each of the other agreements, instruments and documents executed in connection with the Credit Agreement shall remain in full force and effect in accordance with their respective terms. The amendments provided for herein are limited precisely as written and apply to the specific subsections of the Credit Agreement specified herein and shall not, unless expressly provided for otherwise, constitute a consent, waiver or amendment of, or an indication of the Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date, time period or purpose.

     (b) THIS AMENDMENT AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE.

     (c) The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

     (d) This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

     (e) This Amendment shall be binding upon and inure to the benefit of each Borrower and their respective successors and to the benefit of the Agent, the Lenders and their respective successors and assigns. The rights and obligations of each Borrower under this Amendment shall not be assigned or delegated without the prior written consent of the Lenders and the Agent, and any purported assignment or delegation without such consent shall be void.

     (f) The Borrowers on a joint and several basis agree to pay the Agent upon demand all reasonable expenses, including reasonable fees of outside attorneys and paralegals for the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any agreements, instruments and documents executed or furnished in connection with this Amendment.

     (g) With respect to the matters provided in this Amendment, the Borrowers shall deliver to the Agent and the Lenders such other information and documentation from the Borrowers or third parties as the Agent or the Lenders may reasonably request.

     Section 12. Effectiveness of Amendment. This Amendment shall become effective (the “Effective Date”) upon the satisfaction of each of the following conditions precedent:

     (a) Delivery from the Borrowers to each Lender of a Revolving Facility Note and a Term Loan Note in a face amount equal to such Lender’s Commitment (by their execution below, each Lender agrees to return to the Agent its existing Note marked cancelled).

     (b) Delivery of an Amended and Restated Security Agreement among all of the Borrowers to the Agent (for the ratable benefit of the Lenders)

     (c) Delivery of a Reaffirmation of Pledge Agreement by Parent to the Agent with respect to the shares of CSL, together with the original stock certificate and an undated stock power executed in blank.

     (d) Delivery of a Reaffirmation And Amendment to Guarantee by each Borrower (excluding CSL) to the Agent.

     (e) Delivery of a Guaranty from CSL to the Agent (for the ratable benefit of the Lenders).

     (f) Receipt by the Agent of counterparts of this Amendment duly signed by each Borrower, the Agent, the Issuing Lender and each Lender.

     (g) Receipt by the Agent and each Lender of appropriate corporate proceedings with respect to each Borrower and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Agent or any Lender shall reasonably request.

     (h) Receipt by the Agent of a current Certificate of Good Standing for each Borrower with respect to its state of organization.

     (i) Receipt by the Agent of the organizational documents of CSL.

     (j) Receipt by the Agent of a satisfactory Uniform Commercial Code search with respect to CSL.

     (k) Receipt by the Agent of such opinions of counsel for the Borrowers as the Agent may reasonably request.

     (l) The Amendment Fees shall have been paid in full.

     (m) Any and all fees, costs and expenses, including but not limited to, reasonable attorneys fees incurred by the Agent in connection with this Amendment and all matters relating thereto, shall have been paid in full.

     (n) The Agent or its designee shall have conducted, at the Borrowers’ expense, an examination of the books and records of each Borrower and the results of such examination shall be satisfactory to the Agent in its reasonable discretion.

     (o) The conditions set forth in Section 3.02 of the Credit Agreement (as amended hereby) shall have been satisfied.

[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

IMPATH INC.
IMPATH PREDICTIVE ONCOLOGY, INC.
IMPATH-BIS INC.
MEDICAL REGISTRY SERVICES, INC.
IMPATH-BCP INC.
IMPATH-PCRL INC.
IMPATH-HDC, INC.
IMPATH INFORMATION SERVICES, INC.
TAMTRON CORPORATION
IMPATH-CSL INC.

By: /s/ Richard C. Rosenzweig
——————————————
      Name: Richard C. Rosenzweig
      Title: Vice President and General Counsel
of each Borrower

AGENT, ISSUING LENDER AND LENDERS: FLEET NATIONAL BANK, as Agent, Issuing Lender and a Lender By: /s/ Christian J. Covello —————————————— Name: Christian J. Covello Title: Senior Vice President

16

THE BANK OF NEW YORK, as a Lender By: Gina Beyer —————————————— Name: Gina Beyer Title: Vice President

17

KEY CORPORATE CAPITAL INC. , as a Lender By: /s/ Wayne D. Horvath —————————————— Name: Wayne D. Horvath Title: Vice President

18

BANK LEUMI USA, as a Lender By: /s/ Eric A. Halpern —————————————— Name: Eric A. Halpern Title: Vice President By: /s/ Kenneth Lipke —————————————— Name: Kenneth Lipke Title: Executive Vice President

19 SCHEDULE 1

	Percentages	Amounts

Fleet National Bank
Revolving Facility	36.91176471%	$14,764,705.88
Term Loan	36.91176471%	$10,335,294.12

The Bank of New York
Revolving Facility	23.38235294%	$ 9,352,941.18
Term Loan	23.38235294%	$ 6,547,058.82

Key Corporate Capital Inc.
Revolving Facility	29.41176471%	$11,764,705.88
Term Loan	29.41176471%	$ 8,235,294.12

Bank Leumi USA
Revolving Facility	10.29411765%	$ 4,117,647.06
Term Loan	10.29411765%	$ 2,882,352.94